As filed with the Securities and Exchange Commission on October 25, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

Registration Statement

Under the Securities Act of 1933

CENTENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	42-1406317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7711 Carondelet Avenue, Suite 800

St. Louis, Missouri 63105

(314) 725-4477

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael F. Neidorff

Centene Corporation

7711 Carondelet Avenue, Suite 800

Saint Louis, Missouri 63105

(314) 725-4477

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark L. Johnson, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Telephone: (617) 526-6000

Telecopy: (617) 526-5000

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee (4)
Common stock, $0.001 par value per share (5)	(6)	(6)
Preferred stock, $0.001 par value per share	(6)	(6)
Debt securities	(6)	(6)
Warrants	(6)	(6)
Securities purchase contracts and securities purchase units	(6)	(6)
Total	$300,000,000	$38,010

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate number of securities purchase contracts and securities purchase units, as shall have an aggregate initial offering price not to exceed $300,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of shares of common stock and preferred stock, and principal amounts of debt securities, as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.
(2)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.
(3)	The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(4)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(5)	The aggregate amount of common stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933.
(6)	Not required to be included in accordance with General Instruction II.D. of Form S-3.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated October 25, 2004

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Securities Purchase Contracts

Securities Purchase Units

We may from time to time issue up to $300,000,000 aggregate dollar amount of common stock, preferred stock, debt securities, warrants, securities purchase contracts and/or securities purchase units. We will specify in the accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in the accompanying prospectus supplement.

Our common stock is listed on the New York Stock Exchange and traded under the symbol “CNC.”

Investing in our securities involves risks. See “ Risk Factors” at page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

Prospectus dated October 25, 2004.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by Centene Corporation or any such person. Neither the delivery of this prospectus or any accompanying prospectus supplement nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has been no change in the affairs of Centene Corporation since the date hereof. This prospectus or any accompanying prospectus supplement does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Copies of the documents we file with the SEC can be read at the SEC’s public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of our filings at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference facility.

We have filed this prospectus with the SEC as part of a registration statement on Form S-3 under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s web site.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus some of the documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed or may file the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	our annual report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC on February 25, 2004;

(2)	our quarterly report on Form 10-Q for the quarter ended September 30, 2004, as filed with the SEC on October 25, 2004;

(3)	our quarterly report on Form 10-Q for the quarter ended June 30, 2004, as filed with the SEC on July 26, 2004;

(4)	our quarterly report on Form 10-Q for the quarter ended March 31, 2004, as filed with the SEC on April 26, 2004;

(5)	all our filings pursuant to the Securities Exchange Act after the date of filing of the initial registration statement and prior to the effectiveness of the registration statement;

(6)	all documents and reports that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports; and

(7)	the description of our common and preferred stock purchase rights contained in our registration statement on Form 8-A filed with the SEC on December 10, 2001, as amended by our Form 8-A/A filed with the SEC on August 30, 2002.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting our Secretary, Karey L. Witty, at Centene Corporation, 7711 Carondelet Avenue, Suite 800, Saint Louis, Missouri 63105, telephone (314) 725-4477.

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

CENTENE CORPORATION

We are a multi-line managed care organization that provides Medicaid and Medicaid-related programs to organizations and individuals through government subsidized programs, including Medicaid, Supplemental Security Income and the State Children’s Health Insurance Program. In addition, we provide specialty services, including behavioral health, nurse triage and treatment compliance, to our own and other healthcare organizations. We have health plans in Indiana, New Jersey, Ohio, Texas and Wisconsin. We also provide specialty services in each of the states where we have health plans as well as Arizona, California and Colorado. We believe our local approach to managing our subsidiaries, including provider and member services, enables us to provide accessible, high quality, culturally sensitive healthcare services to our communities. Our disease management, educational and other initiatives are designed to help members best utilize the healthcare system to ensure they receive appropriate, medically necessary services and effective management of routine, severe and chronic health problems. We combine our decentralized local approach for care with a centralized infrastructure of support functions such as finance, information systems and claims processing.

We were organized in Wisconsin in 1993 and reincorporated in Delaware in 2001. We initially were formed to serve as a holding company for a Medicaid managed care line of business that has been operating in Wisconsin since 1984. Our corporate office is located at 7711 Carondelet Avenue, Suite 800, Saint Louis, Missouri 63105, and our telephone number is (314) 725-4477. The address of our website is www.centene.com. The information on our website is not part of this prospectus.

“CENTENE” is our registered service mark, and the Centene logo is our service mark. This prospectus also contains trademarks, service marks and trade names of other companies.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks, including the forward-looking statements made in this prospectus and any prospectus supplement, as well as all of the risk factors incorporated herein by reference before you make an investment decision pursuant to this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act. All statements, other than statements of historical facts, that we include in this prospectus, any prospectus supplement, and in the documents we incorporate by reference in this prospectus, may be deemed forward-looking statements for purposes of the Securities Act and the Securities Exchange Act. We use the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the forward-looking statements that we make, including the factors included in the documents we incorporate by reference in this prospectus. You should read these factors and the other cautionary statements made in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement, and any document incorporated by reference. We caution you that we do not undertake any obligation to update forward-looking statements made by us.

USE OF PROCEEDS

We intend to use our net proceeds for working capital and other general corporate purposes. We may apply proceeds to fund working capital to, among other things:

•	increase market penetration within our current service areas;

•	pursue opportunities for the development of new markets;

•	expand services and products available to our members; and

•	strengthen our capital base by increasing the statutory capital of our health plan subsidiaries.

We also may use proceeds to acquire businesses, assets and technologies that are complementary to our business. In particular, we may use proceeds to acquire Medicaid and SCHIP businesses, specialty services businesses, and contract rights in order to increase our membership and to expand our business into new service areas.

We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion to allocate our net proceeds. Pending application of our net proceeds, we intend to invest our net proceeds in investment-grade, interest-bearing instruments, which may include repurchase agreements and high-grade municipal and corporate debt securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The ratio of earnings to fixed charges and of earnings to fixed charges and preferred stock dividends for each of the periods indicated is set forth below. For purposes of computing these ratios, earnings represent income from continuing operations before extraordinary items. Fixed charges represent interest expenses, plus estimated interest within rental expense. For the periods shown below, no preferred stock was outstanding and no preferred stock dividends were declared or paid.

	Nine Months Ended Sept. 30, 2004	Year Ended December 31,
		2003	2002	2001	2000	1999
Ratio of Earnings to Fixed Charges	27.16	43.12	45.96	21.82	7.73	*

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	27.16	43.12	45.96	21.82	7.73	*

*	Negative ratio. Coverage deficiency of $4,568.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants to purchase any of the securities listed above; and

•	securities purchase contracts and securities purchase units.

In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants, securities purchase contracts and securities purchase units collectively as “securities.” The total dollar amount of all securities that we may sell will not exceed $300,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Under our charter, we are authorized to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. Shares of each class have a par value of $0.001 per share. The following description summarizes information about our capital stock. You can obtain more comprehensive information about our capital stock by consulting our charter and by-laws, as well as the Delaware General Corporation Law.

Common Stock

Our common stock is listed under the symbol “CNC” on the New York Stock Exchange. Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Subject to any preference rights of holders of preferred stock, the holders of common stock are entitled to receive dividends, if any, declared from time to time by the directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of preferred stock to prior distribution.

The common stock has no preemptive or conversion rights or other subscription rights. No redemption or sinking fund provisions apply to the common stock. All outstanding shares of common stock are fully paid and nonassessable and all shares of common stock offered and sold pursuant to this prospectus and any prospectus supplement, upon delivery, will be fully paid and nonassessable.

The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

Preferred Stock

On August 26, 2002, in connection with the Rights Plan described below, the board designated 40,000 shares of preferred stock as Series A Junior Participating Preferred Stock, $0.001 par value per share, as set forth in the Certificate of Designations of Series A Junior Participating Preferred Stock filed with the Delaware Secretary of State on August 30, 2002 and summarized below under the caption “Rights Plan.” As a result, as of the date of this prospectus, the board of directors had the authority, without action by the stockholders, to designate and issue up to an aggregate of 9,960,000 shares of preferred stock, in one or more series, each series to have the voting rights, dividend rights, conversion rights, liquidation preferences and redemption privileges as shall be determined by the board. The rights of the holders of common stock will be affected by, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of Centene.

All shares of preferred stock offered and sold pursuant to this prospectus and any prospectus supplement, upon delivery, will be fully paid and nonassessable.

Rights Plan

On August 26, 2002, the board of directors declared a dividend of one Right for each outstanding share of our common stock to our stockholders of record at the close of business on September 10, 2002, called the Record Date. In addition, each share of common stock issued subsequently includes one Right. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock at a purchase price of $170.00 in cash per share, called the Purchase Price, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of August 30, 2002, between us and Mellon Investor Services LLC, as Rights Agent.

Currently, the Rights are not exercisable and are attached to all certificates representing outstanding shares of our common stock, and no separate certificate, called a Rights Certificate, representing the Rights has been distributed. The Rights will separate from our common stock upon the earlier of:

•	ten business days following the first date of a public announcement that a person or group of affiliated or associated persons, called an Acquiring Person, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock; and

•	ten business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of our common stock, called the Distribution Date.

The Distribution Date may be deferred in circumstances determined by the board of directors. In addition, certain inadvertent acquisitions will not trigger the occurrence of the Distribution Date. Until the Distribution Date (or earlier redemption or expiration of the Rights):

•	the Rights will be evidenced by our common stock certificates outstanding on the Record Date or by new certificates representing common stock issued after the Record Date which contain a notation incorporating the Rights Agreement by reference;

•	the Rights will be transferred with and only with such certificates; and

•	the surrender for transfer of any certificates representing shares of our common stock outstanding will also constitute the transfer of the Rights associated with the common stock represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire upon the close of business on August 30, 2012, called the Final Expiration Date, unless earlier redeemed or exchanged. As soon as practicable after the Distribution Date, separate Rights Certificates will be mailed to the holders of record of our common stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the board of directors, and except for shares of our common stock issued upon exercise, conversion or exchange of then outstanding options, convertible or exchangeable securities or other contingent obligations to issue shares or pursuant to any employee benefit plan or arrangement, only shares of our common stock issued prior to the Distribution Date will be issued with Rights.

In the event that any person becomes an Acquiring Person, then, promptly following the first occurrence of such event, each holder of a Right shall thereafter have the right to receive, upon exercise, that number of shares of our common stock, or, in certain circumstances, cash, property or other securities, which equals the exercise price of the Right divided by 50% of the current market price per share of our common stock at the date of the occurrence of such event. Rights are not exercisable following such event, however, until such time as the Rights are no longer redeemable by us. Notwithstanding any of the foregoing, following the occurrence of such event, all Rights that are, or, under certain circumstances, were, beneficially owned by any Acquiring Person will be null and void. The event summarized in this paragraph is referred to as an “A Trigger Event.”

For example, at an exercise price of $60 per Right, each Right not owned by an Acquiring Person following an A Trigger Event would entitle its holder to purchase for $60 such number of shares of our common stock as equals $60 divided by one-half of the current market price of our common stock. Assuming that our common stock had a market price of $30 per share at such time, the holder of each valid Right would be entitled to purchase four shares of our common stock, having a market value of 4 times $30, or $120, for $60.

In the event that, at any time after any person becomes an Acquiring Person, (i) we are consolidated with, or merged with and into, another entity and we are not the surviving entity of such consolidation or merger or if we are the surviving entity, but shares of our outstanding common stock are changed or exchanged for stock or securities, cash or any other property, or (ii) more than 50% of our assets or earning power is sold or transferred, each holder of a Right shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercise price of the Right divided by 50% of the current market price of such common stock at the date of the occurrence of the event. The events summarized in this paragraph are referred to as a “B Trigger Event.” A Trigger Events and B Trigger Events are collectively referred to as “Triggering Events.”

For example, at an exercise price of $60 per Right, each valid Right following a B Trigger Event would entitle its holder to purchase for $60 such number of shares of common stock of the acquiring company as equals $60 divided by one-half of the current market price of such common stock. Assuming that such common stock had a market price of $30 per share at such time, the holder of each valid Right would be entitled to purchase four shares of common stock of the acquiring company, having a market value of 4 times $30, or $120, for $60.

At any time after the occurrence of an A Trigger Event, when no person owns a majority of our common stock, the board of directors may exchange the Rights in whole or in part, at an exchange ratio of one share of our common stock, or one one-thousandth of a share of our preferred stock, or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges, per Right.

The Purchase Price payable, and the number of units of our preferred stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, our preferred stock, (ii) if holders of our preferred stock are granted certain rights or warrants to subscribe for our preferred stock or convertible securities at less than the then-current market price of our preferred stock, or (iii) upon the distribution to holders of our preferred stock of evidences of indebtedness or assets or of subscription rights or warrants. The number of Rights associated with each share of our common stock is also subject to adjustment in the event of a stock split of our common stock or a stock dividend on our common stock payable in common stock or subdivisions, consolidations or combinations of our common stock occurring, in any such case, prior to the Distribution Date.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of our preferred stock, other than fractions which are integral multiples of one one-thousandth of a share of our preferred stock, will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of our preferred stock on the last trading date prior to the date of exercise.

Preferred stock purchasable upon exercise of the Rights will not be redeemable. Each share of our preferred stock will be entitled to receive, when, as and if declared by the board of directors, a minimum preferential quarterly dividend payment of $10 per share or, if greater, an aggregate dividend of 1,000 times the dividend declared per share of our common stock. In the event of liquidation, the holders of our preferred stock will be entitled to a minimum preferential liquidation payment of $1,000 per share, plus an amount equal to accrued and unpaid dividends, and will be entitled to an aggregate payment of 1,000 times the payment made per share of our common stock. Each share of our preferred stock will have 1,000 votes, voting together with our common stock. In the event of any merger, consolidation or other transaction in which our common stock is changed or exchanged, each share of our preferred stock will be entitled to receive 1,000 times the amount received per share of our common stock. These rights are protected by customary antidilution provisions. Because of the nature of our preferred stock’s dividend, liquidation and voting rights, the value of one one-thousandth of a share of our preferred stock purchasable upon exercise of each Right should approximate the value of one share of our common stock.

At any time prior to the earlier of the tenth business day after the Stock Acquisition Date, we may redeem the Rights in whole, but not in part, at a price of $0.001 per Right, called the Redemption Price, payable in cash or stock. Immediately upon the redemption of the Rights or such earlier time as established by our Board of Directors in the resolution ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Rights may also be redeemable following certain other circumstances specified in the Rights Agreement.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder, including, without limitation, the right to vote or to receive dividends. Although the distribution of the Rights should not be taxable to our stockholders or to us, our stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for our common stock or for common stock of an acquiring company as set forth above.

Any provision of the Rights Agreement, other than the redemption price, may be amended by the board of directors prior to such time as the Rights are no longer redeemable. Once the Rights are no longer redeemable, the board’ authority to amend the Rights is limited to correcting ambiguities or defective or inconsistent provisions in a manner that does not adversely affect the interest of holders of Rights.

The Rights are intended to protect our stockholders in the event of an unfair or coercive offer to acquire us and to provide the board of directors with adequate time to evaluate unsolicited offers. The Rights may have anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on a substantial number of Rights being acquired. The Rights, however, should not affect any prospective offer or willing to make an offer at a fair price and determined by the board. The Rights should not interfere with any merger or other business combination approved by the board.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter and By-Laws

Delaware law and our charter and by-laws, as well as our rights plan described above, could make it more difficult to acquire us by means of a tender offer, a proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

We must comply with Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An “interested stockholder” includes a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Our charter and by-laws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, special meetings of our stockholders may be called only by the board of directors or some of our officers. Our charter and by-laws also provide that the board is divided into three classes, with the classes serving staggered three-year terms. These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in our control or management.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable the board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under Delaware law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.

General

We may enter into indenture agreements with respect to any debt securities we may offer. We would enter into separate indentures, with different trustees, for (a) any and all senior debt securities, (b) any and all subordinated debt securities and (c) any and all junior subordinated debt securities. We use the term “indentures” to refer to the senior indenture, the subordinated indenture and the junior subordinated indenture, and we use the term “trustees” to refer to the several trustees under the indentures. The material terms of the indenture governing a series of debt securities will be described in the applicable prospectus supplement. The indentures will be qualified under the Trust Indenture Act.

We conduct some of our operations through subsidiaries. Our rights and the rights of our creditors, including holders of debt securities, to the assets of any subsidiary of ours upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. Our subsidiaries’ creditors include trade creditors, debt holders, secured creditors and taxing authorities.

Additional Information

We will describe in the applicable prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and the name of the depository;

•	the maturity date;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any securities;

•	the terms of the subordination of any series of debt securities;

•	the terms on which any series of debt securities may be convertible into or exchangeable for common stock or other securities of ours, including (a) provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option and (b) provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material United States federal income tax considerations applicable to the debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Additional Information

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion on any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5 p.m., Eastern time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS AND SECURITIES PURCHASE UNITS

This section describes the general terms of the securities purchase contracts and securities purchase units that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each securities purchase contract or securities purchase unit. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts and securities purchase units described in this prospectus.

Stock Purchase Contracts and Stock Purchase Units

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates, or a variable number of shares of common stock or preferred stock for a stated amount of consideration. The price per share and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and, as security for the holder’s obligations to purchase the shares under the stock purchase contracts, either (a) our senior debt securities or subordinated debt securities or (b) debt obligations of third parties, including U.S. Treasury securities. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the general terms of any stock purchase contracts or stock purchase units, as well as any material U.S. federal income tax considerations applicable to the stock purchase contracts and the stock purchase units. We will file with the SEC forms of any stock purchase contracts to be issued either separately or as a part of stock purchase units.

Debt Purchase Contracts and Debt Purchase Units

We may issue debt purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified principal amount of debt securities at a future date or dates. The purchase price and the interest rate may be fixed at the time the debt purchase contracts are issued or may be determined by reference to a specific formula set forth in the debt purchase contracts. The debt purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid debt purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original debt purchase contract.

The debt purchase contracts may be issued separately or as a part of units consisting of debt purchase contracts and, as security for the holder’s obligations to purchase the securities under the debt purchase contracts, either (a) our senior debt securities or subordinated debt securities or (b) debt obligations of third parties, including U.S. Treasury securities. The debt purchase contracts may require us to make periodic payments to the holders of the debt purchase units or vice versa, and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the general terms of: (a) any debt purchase contracts or debt purchase units; (b) the collateral arrangements and depositary arrangements, if applicable, relating to such debt purchase contracts or debt purchase units; and (c) if applicable, the prepaid debt purchase contracts and the document pursuant to which such prepaid debt purchase contracts will be issued. In addition, such prospectus supplement will describe any material U.S. federal income tax considerations applicable to the debt purchase contracts and the debt purchase units. We will file with the SEC forms of any debt purchase contracts that may be issued separately or as a part of debt purchase units.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or if we issue the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security will be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “Legal Ownership of Securities”;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security will be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors; or

•	directly to investors.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and any related compensation arrangements contemplated thereby will be described in the applicable prospectus supplement.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, to the extent described in the applicable prospectus supplement, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement.

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of our securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Underwriters

If we engage underwriters for a sale of our securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase our securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement naming the underwriter.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also effect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts.

EXPERTS

Our financial statements as of December 31, 2003 and December 31, 2002 incorporated by reference in this prospectus by reference to the annual report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by Centene Corporation. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$38,010
Transfer agent’s, trustee’s and depository’s fees and expenses	5,000
Printing and engraving expenses	15,000
Legal fees and expenses	50,000
Accounting fees and expenses	30,000
Miscellaneous	61,990
Total expenses	$200,000

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, as amended, or the DGCL, allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by us or in our right) by reason of the fact that the person is or was one of our directors, officers, agents or employees or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner which the person reasonably believed to be in our best interest, or not opposed to our best interest, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The power to indemnify applies to actions brought by us or in our right as well but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to us, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted under Delaware law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock re-purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our by-laws further provide that:

•	we must indemnify our directors and officers to the fullest extent permitted by Delaware law;

•	we may indemnify our other employees and agents to the same extent that we indemnified our officers and directors, unless otherwise determined by our board of directors; and

•	we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

The indemnification provisions contained in our certificate of incorporation and by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we maintain general liability insurance on behalf of our directors and executive officers insuring them against any liability asserted against them based on acts or omissions in their capacities as directors or officers or arising out of such status.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description	Filed With This Form S-3	Incorporated by Reference
			Form	Filing Date With SEC	Exhibit Number
1.1	The form of equity underwriting agreement will be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

1.2	The form of debt underwriting agreement will be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

1.3	The form of securities purchase contract or securities purchase unit underwriting agreement will be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

3.1	Certificate of Incorporation of Centene Corporation.		S-1	October 9, 2001	3.1

3.1a	Certificate of Amendment to Certificate of Incorporation of Centene Corporation.		S-1/A	November 13, 2001	3.1a

3.1b	Certificate of Amendment to Certificate of Incorporation of Centene Corporation.		10-Q	July 26, 2004	3.1b

3.2	By-Laws of Centene Corporation will be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.		S-1	October 9, 2001	3.2

4.1	Form of senior indenture will be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

4.2	Form of subordinated indenture will be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

4.3	Form of junior subordinated indenture will be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

4.4	Specimen common stock certificate for shares of common stock, $.001 par value, of Centene Corporation.		S-1/A	November 13, 2001	4.1

4.5	The form of any senior note with respect to each particular series of senior debt securities issued hereunder will be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

Exhibit Number	Description	Filed With This Form S-3	Incorporated by Reference
			Form	Filing Date With SEC	Exhibit Number

4.6	The form of any subordinated note with respect to each particular series of subordinated debt securities issued hereunder will be filed as an exhibit to a current report of Form 8-K and incorporated hereby by reference.

4.7	The form of any junior subordinated note with respect to each particular series of junior subordinated debt securities issued hereunder will be filed as an exhibit to a current report of Form 8-K and incorporated hereby by reference.

4.8	The form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate will be filed as exhibits to a current report on Form 8-K and incorporated herein by reference.

4.9	The form of Warrant Agreement will be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

4.10	The form of Securities Purchase Contract will be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

4.11	The form of Securities Purchase Unit will be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.	X

8.1	Opinion of tax counsel on certain U.S. federal income tax matters will be filed as exhibits to a current report on Form 8-K and incorporated herein by reference.

12.1	Computation of ratio of earnings to fixed charges and to combined fixed charges and preferred stock dividends	X

23.1	Consent of PricewaterhouseCoopers LLP.	X

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).	X

24.1	Power of Attorney (included on page II-6 of this registration statement).

25.1	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the senior indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

Exhibit Number	Description	Filed With This Form S-3	Incorporated by Reference
			Form	Filing Date With SEC	Exhibit Number

25.2	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the subordinated indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

25.3	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the junior subordinated indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Louis, State of Missouri, as of October 25, 2004.

CENTENE CORPORATION

By:	/s/ Michael F. Neidorff
Michael F. Neidorff
Chairman and Chief Executive Officer

We, the undersigned officers and directors of Centene Corporation, hereby severally constitute and appoint Michael F. Neidorff and Karey L. Witty, and each of them singly, our true and lawful attorneys-in-fact and agents, with full power to them, to sign for us and in our names in the capacities indicated below, any and all pre-effective and post-effective amendments to the registration statement on Form S-3 filed herewith, and any subsequent registration statement for the same offering that may be filed under Rule 462(b), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Centene Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact and agents, or any of them, to said amendments or to any subsequent registration statement for the same offering that may be filed pursuant to Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of October 25, 2004.

Signature	Title
/s/ Michael F. Neidorff Michael F. Neidorff	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Karey L. Witty Karey L. Witty	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Samuel E. Bradt	Director

/s/ Steve Bartlett Steve Bartlett	Director

/s/ Robert K. Ditmore Robert K. Ditmore	Director

/s/ John R. Roberts John R. Roberts	Director

David L. Steward	Director

/s/ Richard P. Wiederhold Richard P. Wiederhold	Director

EXHIBIT INDEX

Exhibit Number	Description	Filed With This Form S-3	Incorporated by Reference
			Form	Filing Date With SEC	Exhibit Number
1.1	The form of equity underwriting agreement will be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

1.2	The form of debt underwriting agreement will be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

1.3	The form of securities purchase contract or securities purchase unit underwriting agreement will be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

3.1	Certificate of Incorporation of Centene Corporation.		S-1	October 9, 2001	3.1

3.1a	Certificate of Amendment to Certificate of Incorporation of Centene Corporation.		S-1/A	November 13, 2001	3.1a

3.1b	Certificate of Amendment to Certificate of Incorporation of Centene Corporation.		10-Q	July 26, 2004	3.1b

3.2	By-Laws of Centene Corporation.		S-1	October 9, 2001	3.2

4.1	Form of senior indenture will be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

4.2	Form of subordinated indenture will be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

4.3	Form of junior subordinated indenture will be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

4.4	Specimen common stock certificate for shares of common stock, $.001 par value, of Centene Corporation.		S-1/A	November 13, 2001	4.1

4.5	The form of any senior note with respect to each particular series of senior debt securities issued hereunder will be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

4.6	The form of any subordinated note with respect to each particular series of subordinated debt securities issued hereunder will be filed as an exhibit to a current report of Form 8-K and incorporated hereby by reference.

4.7	The form of any junior subordinated note with respect to each particular series of junior subordinated debt securities issued hereunder will be filed as an exhibit to a current report of Form 8-K and incorporated hereby by reference.

Exhibit Number	Description	Filed With This Form S-3	Incorporated by Reference
			Form	Filing Date With SEC	Exhibit Number
4.8	The form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate will be filed as exhibits to a current report on Form 8-K and incorporated herein by reference.

4.9	The form of Warrant Agreement will be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

4.10	The form of Securities Purchase Contract will be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

4.11	The form of Securities Purchase Unit will be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.	X

8.1	Opinion of tax counsel on certain U.S. federal income tax matters will be filed as exhibits to a current report on Form 8-K and incorporated herein by reference.

12.1	Computation of ratio of earnings to fixed charges and to combined fixed charges and preferred stock dividends	X

23.1	Consent of PricewaterhouseCoopers LLP.	X

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).	X

24.1	Power of Attorney (included on page II-6 of this registration statement).

25.1	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the senior indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

25.2	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the subordinated indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

25.3	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the junior subordinated indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.